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                                                                   EXHIBIT 12(a)

           UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY
                             AND AFFILIATE COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)

                                                                    Three Months Ended September 30,
                                                                    --------------------------------
Millions of Dollars Except Ratios                                         2000             1999
---------------------------------                                   --------------    --------------

Earnings:
   Net Income ...................................................   $          274    $          234
   Undistributed equity earnings ................................              (16)              (14)
                                                                    --------------    --------------
   Total ........................................................              258               220
                                                                    --------------    --------------
Income Taxes ....................................................              159               146
                                                                    --------------    --------------
Fixed Charges:
   Interest expense including amortization of debt discount .....              146               158
   Portion of rentals representing an interest factor ...........               44                48
                                                                    --------------    --------------
   Total fixed charges ..........................................              190               206
                                                                    --------------    --------------
Earnings available for fixed charges ............................   $          607    $          572
                                                                    --------------    --------------
Ratio of earnings to fixed charges (Note 6) .....................              3.2               2.8
                                                                    --------------    --------------